Exhibit 1.01
Conflict Minerals Report

Introduction

Mallinckrodt plc is a global business consisting of multiple wholly owned subsidiaries (collectively, “Mallinckrodt” or “the Company”) that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. The Company’s Specialty Brands reportable segment’s areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology, neonatal respiratory critical care therapies and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients.

This Conflict Minerals Report (“CMR”) for the reporting period of January 1 through December 31, 2024 (“the Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“the Rule”). The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (“3TG(s)” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Mallinckrodt products that were manufactured, or contracted to be manufactured, during the Reporting Period and that contain Conflict Minerals. The Company's policy with respect to the sourcing of conflict minerals (the “Conflict Minerals Policy”) can be found on its website at http://www.mallinckrodt.com/about/partnering/suppliers/conflict-minerals-policy/.

Executive Summary

Mallinckrodt performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Mallinckrodt with materials or components containing 3TGs necessary to the manufacture of Mallinckrodt’s medical device products. Mallinckrodt’s suppliers listed 342 valid smelters and refineries (“smelters”) as possible sources for 3TGs in their components. Of the 342 listed smelters, Mallinckrodt identified 49 that may be sourcing from the Covered Countries. Mallinckrodt’s due diligence review indicated that 34 of these smelters have been audited and are conformant to the Responsible Minerals Assurance Process (“RMAP”). The remaining 15 smelters were subject to Mallinckrodt’s risk mitigation process consistent with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”).

Company Management Systems

Mallinckrodt’s strong management systems were established consistent with Step 1 of the OECD Due Diligence Guidance. Mallinckrodt’s management systems include:
◦Step 1A - A company policy for the supply chain of minerals originating from conflict-affected and high-risk areas:
▪Implemented a Conflict Minerals policy:
•Policy made publicly available at http://www.mallinckrodt.com/about/partnering/suppliers/conflict-minerals-policy/; and
•Policy communicated directly to suppliers as part of the contracting process and as part of the Reasonable Country of Origin Inquiry (“RCOI”) process.
▪Implemented a Supplier Code of Conduct
•Code available at http://www.mallinckrodt.com/about/partnering/suppliers/conflict-minerals-policy/;
•Code included in agreements with suppliers.
◦Step 1B - Internal management structure to support supply chain due diligence.
▪Maintained an internal cross functional team to support supply chain due diligence;
▪Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence; and
▪Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.
◦Step 1C - A system of transparency, information collection and control over the supply chain:
▪Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and Due Diligence sections of this Conflict Minerals Report (“CMR’)
◦Step 1D - Strong company engagement with suppliers:
▪Directly engaged suppliers during RCOI process;
▪Reviewed supplier responses as part of RCOI process; and
▪Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

◦Step 1E - A company and/or mine level grievance mechanism:
▪Recognized the RMAP’s three audit protocols for 3TG as valid sources of smelter or mine level grievances; and
▪Utilized Mallinckrodt’s ethics violations reporting system which allows employees to voice confidentially, without any fear of retribution, any concerns of potential violations of the Company’s Conflict Minerals Policy.

Reasonable Country of Origin Inquiry (RCOI)

Mallinckrodt designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Mallinckrodt’s RCOI process involved two stages:

◦Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)
◦Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Mallinckrodt designed its supplier RCOI process to identify, to the best of its efforts, the smelters in Mallinckrodt’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Mallinckrodt’s supplier RCOI process for the Reporting Period included the following:

◦Developing a list of suppliers providing 3TG containing components to Mallinckrodt;
◦Contacting each supplier and requesting them to complete the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information;
◦Reviewing supplier responses for accuracy and completeness;
◦Amalgamating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols; and
◦Reviewing the final smelter list (and comparing it to industry peers) to determine if Mallinckrodt reasonably identified all of the smelters in its supply chain.

For the Reporting Period, Mallinckrodt’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Mallinckrodt’s suppliers identified 342 smelters in their supply chain. The specific list of smelters is included in the Smelter and Refineries section at the end of this CMR.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the Due Diligence section of this CMR.

Due Diligence

Mallinckrodt’s “Due Diligence Process” was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

Mallinckrodt’s smelter RCOI and Due Diligence Process were designed to:

◦Identify the scope of the risk assessment of the 3TG supply chain (OECD Step 2B);
◦Assess whether the smelters have carried out all elements of due diligence for responsible supply chains of minerals from the Covered Countries (OECD Step 2C); and
◦Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the relevant smelter’s own facilities (OECD Step 2D).

Mallinckrodt’s smelter RCOI and Due Diligence Process included the following:

◦For each smelter identified in Mallinckrodt’s supply chain:
▪Mallinckrodt sought direct engagement with the smelter to determine whether or not the smelter sources from the Covered Countries; and
▪For smelters that declared directly (e.g., email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the Covered Countries, but were not recognized as conflict-free by the RMAP, Mallinckrodt reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included:
•Public internet search of the facility in combination with each of the Covered Countries;

•Review of specific non-governmental organization (“NGO”) publications. NGO publications reviewed included:
◦SWISSAID
◦Global Witness
◦Southern Africa Resource Watch
◦The Business and Human Rights Resource Centre
◦Radio Okapi
•The most recent United Nations Group of Experts report on the DRC.
◦For smelters that did not respond to direct engagement, Mallinckrodt reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the Reporting Period.
▪Mallinckrodt reviewed the same sources as those used to compare against smelter sourcing declarations.
◦For high-risk smelters (smelters that are sourcing from, or there is reason to believe they may be sourcing from, the Covered Countries and are not currently conformant to the RMAP), Mallinckrodt communicated the risk to senior management (OECD Step 3A) and will conduct risk mitigation as appropriate on the smelter according to OECD Step 3B.

For the Reporting Period, Mallinckrodt’s smelter RCOI and Due Diligence Process was executed by Claigan.

Mallinckrodt’s suppliers identified 342 smelters. Mallinckrodt identified 49 smelters that source, or there is reason to believe they may source, from the Covered Countries.

Mallinckrodt determined that 34 of these 49 smelters have been audited and are conformant to the RMAP, as of May 14, 2025.

Risk Mitigation

On November 29, 2024, Mallinckrodt divested its Therakos business to CVC Capital Partners. The Therakos business included one of Mallinckrodt’s medical device products that contains 3TGs. Nine of the smelters that were not recognized as conformant to the RMAP were identified in connection with the Therakos business and are no longer in the supply chain.

Mallinckrodt continues to be committed to conducting risk mitigation on the remaining 6 smelters that may be part of the supply chain and were not recognized as conformant to the RMAP. Mallinckrodt’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to designated senior management consistent with the principles of Step 3A of the OECD Due Diligence Guidance. Mallinckrodt’s risk mitigation process included the following:

◦Additional due diligence to determine if there was any reason to believe the smelter directly or indirectly finances or benefits armed groups in the Covered Countries;
◦Seeking direct contact with relevant suppliers to determine, by specific part:
▪Whether 3TGs from specific smelter(s) were actually in Mallinckrodt’s supply chain during the Reporting Period;
▪Requested that supplier cease or minimize sourcing from identified high-risk smelters;
▪Requested that supplier contact identified high-risk smelters and encourage them to source from downstream suppliers with business practices in accordance with our supplier code of conduct and the OECD Due Diligence Guidance, and
◦Seeking direct engagement with each high-risk smelter to verify risk and to encourage the smelter to become conflict-free.

Improvement Plan

Mallinckrodt strives to improve the due diligence conducted to further mitigate risk that the necessary Conflict Minerals in Mallinckrodt’s products could directly or indirectly benefit or finance armed groups in the Covered Countries and will aim to take the following steps:

a.Continue to incorporate a Conflict Minerals clause into new and renewing supplier contracts;
b.Continue to directly contact suppliers and request suppliers obtain current, accurate, and complete information about the smelters in their respective supply chains;
c.Continue to directly contact suppliers and request that they, whenever possible, only source from conformant smelters when sourcing from the Covered Countries; and
d.Request smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.

Website addresses are included in this CMR for reference only. Any information contained on Mallinckrodt’s website is not incorporated by reference into this CMR.

Smelters and Refiners

Below are the smelters reported to Mallinckrodt as possibly in the Company’s supply chain in the Reporting Period.

Metal	Smelter
Gold	8853 S.p.A.
Gold	ABC Refinery Pty Ltd.
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	African Gold Refinery
Gold	Agosi AG
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Albino Mountinho Lda.
Gold	Alexy Metals
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	ASAHI METALFINE, Inc.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Attero Recycling Pvt Ltd
Gold	AU Traders and Refiners
Gold	Augmont Enterprises Private Limited
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden Ronnskar
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	CGR Metalloys Pvt Ltd.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Coimpa Industrial LTDA
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Dijllah Gold Refinery FZC
Gold	Dongwu Gold Group
Gold	Dowa
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Elite Industech Co., Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)

Metal	Smelter
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emirates Gold DMCC
Gold	Fidelity Printers and Refiners Ltd.
Gold	Fujairah Gold FZC
Gold	GG Refinery Ltd.
Gold	GGC Gujrat Gold Centre Pvt. Ltd.
Gold	Gold by Gold Colombia
Gold	Gold Coast Refinery
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Impala Platinum - Platinum Metals Refinery (PMR)
Gold	Industrial Refining Company
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	International Precious Metal Refiners
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	JALAN & Company
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Novosibirsk Refinery
Gold	JSC Uralelectromed
Gold	JX Advanced Metals Corporation
Gold	K.A. Rasmussen
Gold	Kaloti Precious Metals
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kundan Care Products Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.

Metal	Smelter
Gold	LS MnM Inc.
Gold	LT Metal Ltd.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	MD Overseas
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MKS PAMP SA
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	NOBLE METAL SERVICES
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.
Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	REMONDIS PMR B.V.
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	SAM Precious Metals FZ-LLC
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.

Metal	Smelter
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Gold Smelting Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sovereign Metals
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sudan Gold Refinery
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	WEEEREFINING
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	5D Production OU
Tantalum	AMG Brasil
Tantalum	D Block Metals, LLC
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.
Tantalum	Jiangxi Tuohong New Raw Material

Metal	Smelter
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Materion Newton Inc.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	PowerX Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.
Tantalum	TANIOBIS Co., Ltd.
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin	Alpha Assembly Solutions Inc
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Aurubis Beerse
Tin	Aurubis Berango
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	CRM Synergies
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	Fenix Metals
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Global Advanced Metals Greenbushes Pty Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	HuiChang Hill Tin Industry Co., Ltd.

Metal	Smelter
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd
Tin	Luna Smelter, Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Malaysia Smelting Corporation Berhad (Port Klang)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Mineração Taboca S.A.
Tin	Mining Minerals Resources SARL
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Tin Combine
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalúrgicas S.A.
Tin	Pongpipat Company Limited
Tin	Precious Minerals and Smelting Limited
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Bangka Prima Tin
Tin	PT Cipta Persada Mulia
Tin	PT Mitra Stania Prima
Tin	PT Mitra Sukses Globalindo
Tin	PT Premium Tin Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)
Tin	PT Rajehan Ariq
Tin	PT Timah Tbk Kundur
Tin	PT Timah Tbk Mentok
Tin	Resind Indústria e Comércio Ltda.
Tin	RIKAYAA GREENTECH PRIVATE LIMITED
Tin	Rui Da Hung
Tin	Super Ligas
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.
Tin	Thaisarco
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.
Tin	Tin Technology & Refining
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Woodcross Smelting Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten	A.L.M.T. Corp.
Tungsten	ACL Metais Eireli
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Artek LLC

Metal	Smelter
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Cronimet Brasil Ltda
Tungsten	DONGKUK INDUSTRIES CO., LTD.
Tungsten	Fujian Xinlu Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders LLC.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	HANNAE FOR T Co., Ltd.
Tungsten	Hubei Green Tungsten Co., Ltd.
Tungsten	Hunan Jintai New Material Co., Ltd.
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	Kenee Mining Corporation Vietnam
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Lianyou Resources Co., Ltd.
Tungsten	LLC Vostok
Tungsten	MALAMET SMELTING SDN. BHD.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	Moliren Ltd.
Tungsten	Nam Viet Cromit Joint Stock Company
Tungsten	Niagara Refining LLC
Tungsten	NPP Tyazhmetprom LLC
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Philippine Bonway Manufacturing Industrial Corporation
Tungsten	Philippine Carreytech Metal Corp.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	Tungsten Vietnam Joint Stock Company
Tungsten	Unecha Refractory Metals Plant
Tungsten	Wolfram Bergbau and Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.

Metal	Smelter
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.